UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 11, 2016

BIODEL INC.
(Exact name of registrant as specified in its charter)

Commission File Number 001-33451

Delaware (State or other jurisdiction of incorporation or organization)	90-0136863 (IRS Employer Identification Number)

100 Saw Mill Road Danbury, Connecticut (Address of principal executive offices)	06810 (Zip code)

(203) 796-5000
(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

On August 11, 2016, Biodel Inc. (the "Company") issued a press release (the “Press Release”) announcing its financial results for its third fiscal quarter ended June 30, 2016. The information under the heading “Third Quarter Financial Results” and the condensed consolidated financial information included in the Press Release are incorporated by reference into Item 2.02 of this Current Report on Form 8-K. The full text of the Press Release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

In the Press Release, the Company also provided a business update. The information set forth in the Press Release, other than as incorporated by reference into Item 2.01 as set forth above, is hereby incorporated by reference into Item 7.01 of this Current Report on Form 8-K.

The information contained in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act except as expressly set forth by specific reference in such a filing.

Item 8.01   Other Events.

This Current Report on Form 8-K is also being filed as soliciting material of the Company pursuant to Rule 14a-12 under the Exchange Act with respect to the Company’s previously announced proposed transaction with Albireo Limited.

Item 9.01   Financial Statements and Exhibits.

(d)               Exhibits.

99.1    Press Release issued by the Company on August 11, 2016.

Additional Information and Where You Can Find It

The Company has filed a preliminary proxy statement with the SEC in connection with the solicitation of proxies for its 2016 Annual Meeting of Stockholders and will mail a definitive proxy statement and other relevant materials to the Company’s stockholders. At the 2016 Annual Meeting of Stockholders, the Company’s stockholders will be asked to approve, among other things, a proposal for the issuance of the Company’s common stock in the proposed transaction. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ, WHEN AVAILABLE, THE COMPANY’S DEFINITIVE PROXY STATEMENT IN CONNECTION WITH ITS SOLICITATION OF PROXIES FOR THE COMPANY’S 2016 ANNUAL MEETING OF STOCKHOLDERS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, ALBIREO AND THE PROPOSED TRANSACTION. When filed, these documents and other documents filed by the Company can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge by accessing the Company’s website at www.biodel.com or by contacting the Company’s Corporate Secretary at 203-796-5000 or by mail at Investor Relations, Biodel Inc., 100 Saw Mill Road, Danbury, Connecticut 06810.

Participants in Solicitation

The Company, Albireo, their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Company’s 2016 Annual Meeting of Stockholders under the rules of the SEC. Information about these participants may be found in the definitive proxy statement that the Company will file with the SEC relating to its 2016 Annual Meeting of Stockholders. The definitive proxy statement will be mailed to all stockholders of record as of the record date set for the 2016 Annual Meeting of Stockholders and can also be obtained (when it becomes available) free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement and other relevant materials to be filed by the Company with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2016	BIODEL INC.

	By:	/s/ Paul S. Bavier
Paul S. Bavier, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the Company on August 11, 2016.